Exhibit 10.6
FOURTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT
AND
SECOND AMENDMENT OF PARENT GUARANTY AND INDEMNITY
This FOURTH AMENDMENT TO MASTER REPURCHASE AND SECURITIES CONTRACT AND SECOND AMENDMENT TO PARENT GUARANTY AND INDEMNITY (this “Amendment”), dated as of May 6, 2024, is entered into by and among MORGAN STANLEY BANK, N.A., a national banking association, as buyer (together with its successors and assigns, “Buyer”), ACRC LENDER MS LLC, a Delaware limited liability company, as seller (“Seller”), and ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as guarantor (“Guarantor”).
RECITALS
WHEREAS, Buyer and Seller are parties to that certain Master Repurchase and Securities Contract Agreement, dated as of January 16, 2020 (as amended prior to the date hereof, the “Existing Repurchase Agreement”; as amended hereby and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”);
WHEREAS, Guarantor provided that certain Parent Guaranty and Indemnity, dated as of January 16, 2020 (as amended by that certain Amendment to Parent Guaranty and Indemnity, dated February 10, 2022, the “Existing Guaranty” and, as amended pursuant to this Amendment and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”) for the benefit of the Buyer; and
WHEREAS, Seller and Guarantor have requested certain amendments and modifications be made to the Existing Guaranty and the Existing Repurchase Agreement, and Buyer has agreed to amend the Existing Guaranty and the Existing Repurchase Agreement as more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Amendments to Existing Repurchase Agreement.
a.The Existing Repurchase Agreement is hereby amended by deleting Section 12(t) entirely and replacing it with the following:
“If Guarantor or any Subsidiary of Guarantor has entered into or shall enter into or amend a repurchase agreement, warehouse facility, credit facility or other similar arrangement with any Person (other than that certain term loan facility pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated November 12, 2021, by and among ARES Commercial Real Estate Corporation, as borrower, certain affiliates of the borrower, as guarantors, the lenders party thereto from time to time and Cortland Capital Markets Services LLC, as administrative agent and collateral agent, as it may be amended, amended and restated or otherwise modified from time to time) which by its terms provides more favorable terms with respect to any financial covenants (including defined terms used to calculate such financial covenants) tested at the Guarantor level, including without limitation covenants covering the

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same or similar subject matter set forth in any Financial Covenant Compliance Certificate required to be delivered hereunder (a “More Favorable Third-Party Covenant”), Seller shall (i) give notice to Buyer of such More Favorable Third-Party Covenant on the same day that that the agreement evidencing such More Favorable Third Party-Covenant is executed and the terms of such More Favorable Third-Party Covenant shall, without any action by any party, automatically become part of the terms of this Agreement and the other Transaction Documents and be incorporated herein and/or therein for so long as (and only for so long as) the More Favorable Third-Party Covenant remain in effect and (ii) if required by the Buyer, enter into such amendments to this Agreement and the other Transaction Documents to evidence such More Favorable Third-Party Covenant in accordance with this Section 12(t) (provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of the parties hereto and thereto).”
2.Amendments to Existing Guaranty.
a.Section 1 of the Existing Guaranty is amended by deleting the definition of “EBITDA” and replacing it with the following:

““EBITDA” means with respect to any Person and for any Test Period, an amount equal to the sum of (a) Net Income (or loss) of such Person (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person), plus the following (but only to the extent actually included in determination of such Net Income (or loss)): (i) depreciation and amortization expense (other than those related to capital expenditures that have not been included in the calculation of Fixed Charges), (ii) Interest Expense, (iii) income tax expense, and (iv) extraordinary or non-recurring gains, losses and expenses, including but not limited to transaction expenses relating to business combinations, other acquisitions and unconsummated transactions, (v) unrealized loan loss reserves (including but not limited to CECL Reserves), impairments associated with owned real estate, and other similar charges, including but not limited to reserves for loss sharing arrangement associated with mortgage servicing rights, (vi) realized losses on loans and loss sharing arrangements associated with mortgage servicing rights and (vii) unrealized gains, losses and expenses associated with (A) derivative liabilities including but not limited to convertible note issuances and (B) mortgage servicing rights (other than the initial revenue recognition of recording an asset), plus (b) such Person’s proportionate share of Net Income (prior to any impact from minority or non-controlling interests or joint venture net income and before deduction of any dividends on preferred stock of such Person) of the joint venture investments and unconsolidated Affiliates of such Person, all with respect to such period.”
b.Section 1 of the Existing Guaranty is amended by deleting the definition of “Fixed Charge Coverage Ratio” and replacing it with the following:

““Fixed Charge Coverage Ratio” means EBITDA (as determined in accordance with GAAP and as further defined herein) for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period, divided by the Fixed Charges for the immediately preceding twelve (12) month period ending on the last date of the applicable Test Period; provided that the “Fixed Charge Coverage Ratio” and associated components thereof shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of the Guarantor under Accounting Standards

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Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP.”
c.Section 1 of the Existing Guaranty is amended by deleting the definition of “Tangible Net Worth” and replacing it with the following:
““Tangible Net Worth” means, with respect to any Person and any date, on a consolidated basis, all amounts that are included under capital or shareholder's equity (or any like caption) on the balance sheet of such Person in accordance with GAAP, minus (a) amounts owing to that Person from any Affiliate thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or any Affiliate thereof, (b) intangible assets, and (c) prepaid taxes and/or expenses, plus (1) deferred origination fees, net of deferred origination costs, and (2) the aggregate amount of CECL Reserves and any other non-cash items (including inter alia credit loss or valuation reserves or allowances, unrealized losses, and accumulated depreciation and amortization), all on or as of such date; provided that “Tangible Net Worth” shall be determined without regard to the effects of consolidation of any issuer of a Specified Third Party Securitization on the financial statements of such Person under Accounting Standards Codification Section 810, as amended, modified or supplemented from time to time, or otherwise under GAAP. For the avoidance of doubt, mortgage servicing rights shall not be deemed to be intangible assets.”
d.Section 1 of the Existing Guaranty is amended by adding the following definition in the correct alphabetical order:
““CECL Reserves” shall mean, with respect to any Person, current expected credit loss reserve amounts on both outstanding balances and unfunded commitments and any other applicable investment, property or assets, in each case, established by such Person in accordance with GAAP including Accounting Standards Codification (ASC) 326.”
e.The Existing Guaranty is hereby amended by deleting Section 9(c) entirely and replacing it with the following:

“(c) Notwithstanding anything to the contrary contained in this Guaranty, in the event that Guarantor, Seller or any Affiliate thereof that is a Subsidiary of Guarantor has entered into or shall enter into or amend any other commercial real estate loan repurchase agreement, warehouse facility or credit facility with any other lender or repurchase buyer (other than that certain term loan facility pursuant to that certain Amended and Restated Credit and Guaranty Agreement, dated November 12, 2021, by and among ARES Commercial Real Estate Corporation, as borrower, certain affiliates of the borrower, as guarantors, the lenders party thereto from time to time and Cortland Capital Markets Services LLC, as administrative agent and collateral agent, as it may be amended, amended and restated or otherwise modified from time to time) with terms more restrictive to the repurchase seller or borrower thereunder than the covenants in this Section 9, then this Section 9 shall be deemed to be automatically modified to such more restrictive terms for so long as (and only for so long as) the more restrictive terms remain in effect.”
3.Representations and Warranties. Seller hereby represents and warrants to Buyer as follows:
a.No Margin Deficit, Event of Default, Default or, to Seller or Guarantor’s knowledge, Material Adverse Effect has occurred and is continuing as of the date hereof, and no Default, Event of

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Default or Margin Deficit will occur as a result of the execution, delivery and performance by Seller or Guarantor of this Amendment.
b.All representations and warranties contained in the Repurchase Agreement and Existing Guaranty are true, correct, complete and accurate in all respects as of the date hereof (except (i) such representations which by their terms speak as of a specified date and subject to any exceptions disclosed to Buyer in an Exception Report prior to such date and approved by Buyer, and (ii) the representations and warranties regarding Seller or Guarantor’s financial statements shall be deemed to refer to the most recent financial statements furnished to Administrative Agent).
c.No amendments have been made to the organizational documents of Seller or Guarantor since January 16, 2020.
d.Seller and Guarantor have the authority to execute and deliver this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment.
4.Effectiveness. The effectiveness of this Amendment is subject to receipt by Buyer of the following:
a.Amendment. This Amendment, duly executed and delivered by Seller, Guarantor and Buyer.
b.Fees. Payment by Seller of the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby
c.Good Standing. Certificates of existence and good standing for the Seller and Guarantor.
5.Continuing Effect. As amended by this Amendment, all terms, covenants and provisions of the Repurchase Agreement, the Guaranty and the other Transaction Documents are ratified and confirmed and shall remain in full force and effect. As amended by this Amendment, all terms, covenants and provisions of the Repurchase Agreement and the Guaranty are ratified and confirmed and shall remain in full force and effect. This Amendment shall be deemed a “Transaction Document” for all purposes under the Repurchase Agreement.
6.Binding Effect; No Partnership; Counterparts. The provisions of the Repurchase Agreement and the Guaranty, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument. This Amendment and any other Transaction Document may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf) or otherwise, and each such executed facsimile, .pdf, or other electronic record shall be considered an original executed counterpart for purposes of this Amendment. Each party to this Amendment (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party to this

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Amendment, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures.
7.Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer, and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.
8.Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth in the Guaranty.
9.Costs and Expenses. Seller shall pay Buyers’ actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
10.Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. The parties agree that Article 18 (Governing Law; Consent to Jurisdiction; Waiver of Jury Trial; Etc.) of the Repurchase Agreement is hereby incorporated herein by reference, mutatis mutandis.
11.Headings. The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.
12.References to Transaction Documents. All references to the Guaranty in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Guaranty, as amended hereby, unless the context expressly requires otherwise.
13.No Waiver. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Buyer, under the Guaranty, the Repurchase Agreement or any other Transaction Document, nor constitute an amendment of any provision of the Guaranty or any other Transaction Document by any of the parties hereto, other than as expressly set forth herein.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

ACRC LENDER MS LLC, a Delaware limited liability company, as Seller

By: /s/Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary

ARES COMMERCIAL REAL ESTATE CORPORATION, a Maryland corporation, as Guarantor
By: /s/Keith Kooper
Name: Keith Kooper
Title: Vice President and Assistant Secretary
[signatures continue on next page]

Signature Page to Fourth Amendment to MRA and Second Amendment to Guaranty (MS – ACRC Lender)

MORGAN STANLEY BANK, N.A.,
a national banking association, as Buyer

By: /s/Evan Hershy
Name: Evan Hershy
Title: Authorized Signatory
Signature Page to Fourth Amendment to MRA and Second Amendment to Guaranty (MS – ACRC Lender)